News Release

Virtus Investment Partners Announces Financial Results for Third Quarter 2026

▪Earnings Per Share - Diluted of $3.26; Earnings Per Share - Diluted, as Adjusted, of $5.86
▪Total Sales of $4.3B; Net Flows of ($6.1B); Assets Under Management of $141.4B

Hartford, CT, November 9, 2026 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended September 30, 2026.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	9/30/2026	9/30/2025	Change	6/30/2026	Change
U.S. GAAP Financial Measures
Revenues	$197.6	$216.4	(9%)	$201.4	(2%)
Operating expenses	$163.2	$169.3	(4%)	$174.0	(6%)
Operating income (loss)	$34.3	$47.1	(27%)	$27.3	26%
Operating margin	17.4%	21.7%		13.6%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$22.1	$31.9	(31%)	$45.3	(51%)
Earnings (loss) per share - diluted	$3.26	$4.65	(30%)	$6.68	(51%)
Weighted average shares outstanding - diluted	6.774	6.867	(1%)	6.778	—%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$180.8	$196.7	(8%)	$183.6	(2%)
Operating expenses, as adjusted	$128.9	$131.7	(2%)	$135.7	(5%)
Operating income (loss), as adjusted	$51.8	$65.0	(20%)	$47.9	8%
Operating margin, as adjusted	28.7%	33.0%		26.1%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$39.7	$50.5	(21%)	$37.6	6%
Earnings (loss) per share - diluted, as adjusted	$5.86	$7.35	(20%)	$5.54	6%

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures. As disclosed in the company’s Current Report on Form 8-K filed April 17, 2026, certain non-GAAP financial measures include tax benefits realized on amortization of goodwill and intangible assets. Prior-period non-GAAP measures are presented on a consistent basis to show comparability.

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Non-GAAP information and reconciliations to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	9/30/2026	9/30/2025	Change	6/30/2026	Change
Ending total assets under management	$141.4	$169.3	(16%)	$152.2	(7%)
Average total assets under management	$149.5	$170.3	(12%)	$153.3	(3%)
Total sales	$4.3	$6.3	(32%)	$6.1	(29%)
Net flows	$(6.1)	$(3.9)	59%	$(5.6)	9%

Total assets under management of $141.4 billion at September 30, 2026 decreased from $152.2 billion in the prior quarter due to market performance and net outflows in retail separate accounts, institutional accounts, U.S. retail funds, and global funds, partially offset by positive net flows in exchange-traded funds (ETFs) and tender offer funds. In addition, the company provided services to $1.6 billion of other fee-earning assets that are not included in assets under management.
Total sales of $4.3 billion decreased from $6.1 billion in the prior quarter. Institutional sales of $1.1 billion, including a $0.4 billion issuance of a collateralized loan obligation, compared with $2.2 billion last quarter which included a large global listed real estate mandate. Retail separate account sales of $1.0 billion declined from $1.2 billion primarily due to intermediary-sold large and small/mid-cap strategies. Open-end fund sales decreased 18% to $2.2 billion and included $0.4 billion of ETF sales.
Net flows of ($6.1) billion compared with ($5.6) billion in the prior quarter. Net outflows remained concentrated in quality-oriented equity strategies, while ETFs and tender offer funds generated positive net flows. Institutional net flows were ($2.2) billion, with the change from ($0.7) billion primarily due to lower sales. Retail separate account net flows of ($2.6) billion improved from ($3.1) billion due to lower redemptions. Open-end fund net flows of ($1.3) billion improved from ($1.8) billion, with net outflows primarily in equity funds partially offset by positive net flows in fixed income funds.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $34.3 million increased from $27.3 million in the prior quarter due to a 6% decrease in operating expenses partially offset by a 2% decrease in revenues primarily reflecting lower investment management fees. The decrease in operating expenses was primarily due to lower employment expenses reflecting the impact of a discrete employment expense item in the prior quarter, as other operating expenses increased modestly.

Net income attributable to Virtus Investment Partners, Inc. of $3.26 per diluted share included $0.74 of fair value adjustments to contingent consideration and $0.45 of fair value adjustments to minority interests, partially offset by ($1.08) of realized and unrealized losses on investments and ($0.24) of restructuring. Net income per diluted share of $6.68 in the prior quarter included $2.65 of realized and unrealized gains on investments, $0.50 of fair value adjustments to minority interests, and $0.49 of fair value adjustments to contingent consideration, partially offset by ($0.09) of restructuring.

The effective tax rate of 34% increased from 16% in the prior quarter reflecting the meaningful sequential change to unrealized losses from unrealized gains in the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $180.8 million decreased 2% from $183.6 million in the prior quarter primarily due to lower average assets under management, as the average fee rate was essentially unchanged.
Employment expenses, as adjusted, of $95.5 million decreased from $102.1 million due to the prior quarter impact of a discrete non-cash expense item as well as lower variable incentive compensation. Other operating expenses, as adjusted, of $31.8 million were essentially unchanged from the prior quarter.

Operating income, as adjusted, of $51.8 million and the related margin of 28.7% increased from $47.9 million and 26.1%, respectively, primarily due to lower employment expenses.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share of $5.86 increased from $5.54 in the prior quarter primarily reflecting higher operating income partially offset by lower interest and dividend income.

The effective tax rate, as adjusted, of 14% compared with 13% in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items and Metrics (Unaudited)
(in millions)

	As of			As of
Select Balance Sheet Items	9/30/2026	9/30/2025	Change	6/30/2026	Change
Cash and cash equivalents	$187.2	$370.6	(49%)	$176.2	6%
Gross debt (1)	$411.0	$400.0	3%	$427.0	(4%)
Contingent consideration (2)	$116.0	$37.4	210%	$122.7	(5%)
Manager noncontrolling interests liability (3)	$140.4	$17.0	N/M	$152.5	(8%)
Redeemable noncontrolling interests (4)	$118.7	$38.7	207%	$127.3	(7%)
Total equity excluding noncontrolling interests	$946.9	$918.7	3%	$945.3	—%
Metrics
Working capital (5)	$44.5	$288.4	(85%)	$71.6	(38%)
Net debt (cash) (6)	$223.8	$29.4	N/M	$250.8	(11%)

N/M - Not Meaningful
(1)Excludes deferred financing costs of $8.0 million, $9.4 million, and $8.4 million, as of September 30, 2026, September 30, 2025, and June 30, 2026, respectively
(2)Includes time-based payments as well as fair value estimates of revenue-based earnout and participation payments
(3)Represents minority interests in investment managers held by its employees
(4)Represents minority interests in investment managers subject to equity purchase arrangements. Excludes redeemable noncontrolling interests of consolidated investment products of $76.2 million, $64.5 million, and $78.0 million as of September 30, 2026, September 30, 2025, and June 30, 2026, respectively
(5)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, as well as investment manager minority interests distributions, debt principal payments and contingent consideration obligations due within 12 months
(6)Defined as gross debt less cash and cash equivalents in accordance with the company's credit agreement

Cash and equivalents at September 30, 2026 of $187.2 million increased from $176.2 million at June 30, 2026 primarily due to cash earnings in excess of return of capital to shareholders and debt repayment. Working capital at September 30, 2026 was $44.5 million.
During the quarter, the company repurchased 64,666 shares for $10.0 million and increased its quarterly dividend by 2% to $2.45 per share.
Gross debt at September 30, 2026 was $411 million, down from $427 million primarily due to a $15 million repayment of the amount drawn on the company's revolving credit facility. Net debt declined to $224 million, or 0.9x EBITDA.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Monday, November 9, 2026, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year. We routinely post important information for investors on the Investor Relations section of our website and may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment products and services from our investment managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact	Media Relations Contact
Sean Rourke (860) 263-4709 sean.rourke@virtus.com	Laura Parsons (860) 503-1382 laura.parsons@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2026	9/30/2025	Change	6/30/2026	Change	9/30/2026	9/30/2025	Change
Revenues
Investment management fees	$167,323	$183,762	(9%)	$170,850	(2%)	$507,306	$549,329	(8%)
Distribution and service fees	11,468	12,517	(8%)	11,758	(2%)	34,859	37,238	(6%)
Administration and shareholder service fees	17,320	18,869	(8%)	17,340	—%	51,971	54,924	(5%)
Other income and fees	1,486	1,237	20%	1,414	5%	4,358	3,351	30%
Total revenues	197,597	216,385	(9%)	201,362	(2%)	598,494	644,842	(7%)
Operating Expenses
Employment expenses	92,499	98,807	(6%)	102,472	(10%)	300,184	305,930	(2%)
Distribution and other asset-based expenses	19,776	22,034	(10%)	20,283	(2%)	60,593	66,905	(9%)
Other operating expenses	32,988	32,428	2%	32,204	2%	101,395	98,051	3%
Operating expenses of consolidated investment products ("CIP")	721	496	45%	926	(22%)	3,662	2,306	59%
Restructuring expense	2,193	693	216%	825	166%	5,889	693	N/M
Change in fair value of contingent consideration	(6,679)	—	N/M	(4,407)	52%	(10,677)	(3,014)	254%
Depreciation expense	1,693	1,922	(12%)	1,679	1%	5,039	6,273	(20%)
Amortization expense	20,057	12,945	55%	20,056	—%	55,288	38,833	42%
Total operating expenses	163,248	169,325	(4%)	174,038	(6%)	521,373	515,977	1%
Operating Income (Loss)	34,349	47,060	(27%)	27,324	26%	77,121	128,865	(40%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(2,377)	2,257	N/M	4,541	N/M	3,009	5,237	(43%)
Realized and unrealized gain (loss) of CIP, net	(9,849)	(14,913)	(34%)	14,375	N/M	(9,818)	(27,766)	(65%)
Other income (expense), net	(637)	536	N/M	(725)	(12%)	(739)	2,671	N/M
Total other income (expense), net	(12,863)	(12,120)	6%	18,191	N/M	(7,548)	(19,858)	(62%)
Interest Income (Expense)
Interest expense	(7,017)	(5,299)	32%	(7,146)	(2%)	(20,928)	(14,442)	45%
Interest and dividend income	1,818	2,200	(17%)	1,372	33%	6,137	7,270	(16%)
Interest and dividend income of investments of CIP	46,443	45,918	1%	46,750	(1%)	141,824	139,508	2%
Interest expense of CIP	(33,168)	(33,310)	—%	(33,478)	(1%)	(100,728)	(101,346)	(1%)
Total interest income (expense), net	8,076	9,509	(15%)	7,498	8%	26,305	30,990	(15%)
Income (Loss) Before Income Taxes	29,562	44,449	(33%)	53,013	(44%)	95,878	139,997	(32%)
Income tax expense (benefit)	10,141	13,108	(23%)	8,406	21%	25,699	37,861	(32%)
Net Income (Loss)	19,421	31,341	(38%)	44,607	(56%)	70,179	102,136	(31%)
Noncontrolling interests	2,694	585	361%	699	285%	4,367	810	439%
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$22,115	$31,926	(31%)	$45,306	(51%)	$74,546	$102,946	(28%)
Earnings (Loss) Per Share - Basic	$3.33	$4.73	(30%)	$6.79	(51%)	$11.16	$15.02	(26%)
Earnings (Loss) Per Share - Diluted	$3.26	$4.65	(30%)	$6.68	(51%)	$10.96	$14.81	(26%)
Cash Dividends Declared Per Common Share	$2.45	$2.40	2%	$2.40	2%	$7.25	$6.90	5%
Weighted Average Shares Outstanding - Basic	6,640	6,757	(2%)	6,670	—%	6,683	6,854	(2%)
Weighted Average Shares Outstanding - Diluted	6,774	6,867	(1%)	6,778	—%	6,802	6,953	(2%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026
By Product (period end):
Open-End Funds (1)	$55,724	$52,759	$50,231	$52,113	$49,689
Closed-End Funds (2)	10,867	10,635	12,794	13,471	12,557
Retail Separate Accounts (3)	46,798	43,091	37,341	36,217	31,628
Institutional Accounts (4)	55,936	53,008	48,660	50,361	47,532
Total	$169,325	$159,493	$149,026	$152,162	$141,406

By Product (average) (5)
Open-End Funds (1)	$55,889	$54,502	$53,168	$52,506	$51,671
Closed-End Funds (2)	10,598	10,828	11,632	13,351	13,253
Retail Separate Accounts (3)	47,363	46,287	42,736	37,227	35,868
Institutional Accounts (4)	56,426	53,603	50,670	50,247	48,697
Total	$170,276	$165,220	$158,206	$153,331	$149,489

By Asset Class (period end):
Equity	$92,066	$82,584	$70,079	$68,754	$59,453
Fixed Income	39,750	39,879	39,352	40,525	39,532
Multi-Asset (6)	22,078	21,617	21,586	23,231	23,092
Alternatives (7)	15,431	15,413	18,009	19,652	19,329
Total	$169,325	$159,493	$149,026	$152,162	$141,406

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (8)
(in basis points)

	Three Months Ended
	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026
By Product:
Open-End Funds (1)	47.0	44.7	43.5	42.1	43.9
Closed-End Funds (2)(9)	58.5	58.4	72.3	86.8	83.6
Retail Separate Accounts (3)	41.8	42.0	42.9	43.7	43.4
Institutional Accounts (4)(9)	31.6	31.5	32.5	32.2	30.7
All Products (9)	41.2	40.6	41.9	43.1	43.0

(1)    Represents U.S. retail funds, exchange-traded funds, and global funds
(2)    Consists of traditional closed-end and tender offer funds
(3)    Includes investment models provided to managed account sponsors
(4)     Represents institutional separate and commingled accounts including structured products
(5)    Calculated according to revenue earning basis that includes average daily, weekly, monthly beginning balance, monthly ending balance, or quarter beginning and ending balance, as well as quarter beginning or ending spot balance
(6)    Consists of multi-asset offerings not included in equity, fixed income, and alternatives
(7)    Consists of listed real estate, managed futures, infrastructure, event-driven, private markets, and other strategies
(8)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(9)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026
Closed-end Funds	—	—	7.9	13.8	6.9
Institutional Accounts	0.2	0.1	—	0.1	0.1
All Products	0.1	—	0.6	1.2	0.6
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026	9/30/2025	9/30/2026
Open-End Funds (1)
Beginning balance	$55,653	$55,724	$52,759	$50,231	$52,113	$56,073	$52,759
Inflows	2,815	2,760	3,056	2,624	2,150	8,678	7,830
Outflows	(3,901)	(5,260)	(4,402)	(4,452)	(3,422)	(11,817)	(12,276)
Net flows	(1,086)	(2,500)	(1,346)	(1,828)	(1,272)	(3,139)	(4,446)
Market performance	1,335	82	(1,185)	3,913	(1,155)	3,296	1,573
Other (2)	(178)	(547)	3	(203)	3	(506)	(197)
Ending balance	$55,724	$52,759	$50,231	$52,113	$49,689	$55,724	$49,689

Closed-End Funds (3)
Beginning balance	$10,481	$10,867	$10,635	$12,794	$13,471	$10,225	$10,635
Inflows	3	—	48	68	68	12	184
Outflows (4)	(10)	(52)	(106)	(79)	(49)	(52)	(234)
Net flows	(7)	(52)	(58)	(11)	19	(40)	(50)
Market performance	581	52	563	867	(740)	1,216	690
Other (2)	(188)	(232)	1,654	(179)	(193)	(534)	1,282
Ending balance	$10,867	$10,635	$12,794	$13,471	$12,557	$10,867	$12,557

Retail Separate Accounts (5)
Beginning balance	$47,445	$46,798	$43,091	$37,341	$36,217	$49,536	$43,091
Inflows	1,449	1,205	1,439	1,170	957	4,659	3,566
Outflows	(2,666)	(3,724)	(5,307)	(4,298)	(3,602)	(7,340)	(13,207)
Net flows	(1,217)	(2,519)	(3,868)	(3,128)	(2,645)	(2,681)	(9,641)
Market performance	579	(1,187)	(1,882)	2,005	(1,944)	(46)	(1,821)
Other (2)	(9)	(1)	—	(1)	—	(11)	(1)
Ending balance	$46,798	$43,091	$37,341	$36,217	$31,628	$46,798	$31,628

Institutional Accounts (6)
Beginning balance	$57,131	$55,936	$53,008	$48,660	$50,361	$59,167	$53,008
Inflows	2,006	1,381	1,238	2,193	1,107	4,744	4,538
Outflows	(3,548)	(4,408)	(4,392)	(2,872)	(3,352)	(9,662)	(10,616)
Net flows	(1,542)	(3,027)	(3,154)	(679)	(2,245)	(4,918)	(6,078)
Market performance	498	274	(1,377)	2,517	(474)	2,172	666
Other (2)	(151)	(175)	183	(137)	(110)	(485)	(64)
Ending balance	$55,936	$53,008	$48,660	$50,361	$47,532	$55,936	$47,532

Total
Beginning balance	$170,710	$169,325	$159,493	$149,026	$152,162	$175,001	$159,493
Inflows	6,273	5,346	5,781	6,055	4,282	18,093	16,118
Outflows	(10,125)	(13,444)	(14,207)	(11,701)	(10,425)	(28,871)	(36,333)
Net flows	(3,852)	(8,098)	(8,426)	(5,646)	(6,143)	(10,778)	(20,215)
Market performance	2,993	(779)	(3,881)	9,302	(4,313)	6,638	1,108
Other (2)	(526)	(955)	1,840	(520)	(300)	(1,536)	1,020
Ending balance	$169,325	$159,493	$149,026	$152,162	$141,406	$169,325	$141,406

(1)     Represents U.S. retail funds, exchange-traded funds, and global funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products, and the use of leverage
(3)     Consists of traditional closed-end and tender offer funds
(4)    Primarily represents fund shares repurchased due to tender offers
(5)    Includes investment models provided to managed account sponsors
(6)     Represents institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Please see the Notes to Reconciliations on page 13 for additional information on how these measures reflect the company’s operating results. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Also, the non-GAAP financial measures referenced in this release may not be comparable to the similarly titled measures used by other companies.

The following are reconciliations and related notes of the most directly comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	9/30/2026	9/30/2025	6/30/2026
Total revenues, GAAP	$197,597	$216,385	$201,362
Consolidated investment products revenues (1)	2,937	2,338	2,499
Investment management fees (2)	(8,305)	(9,514)	(8,523)
Distribution and service fees (2)	(11,471)	(12,520)	(11,760)
Total revenues, as adjusted	$180,758	$196,689	$183,578

Operating Expenses
Total operating expenses, GAAP	$163,248	$169,325	$174,038
Consolidated investment products expenses (1)	(721)	(496)	(926)
Distributions to minority interests (3)	(96)	(815)	(290)
Distribution and other asset-based expenses (4)	(19,776)	(22,034)	(20,283)
Amortization of intangible assets (5)	(20,057)	(12,945)	(20,056)
Restructuring expense (6)	(2,193)	(693)	(825)
Deferred compensation and related investments (7)	244	(328)	(622)
Acquisition and integration expenses (8)	6,666	(454)	4,102
Other (9)	1,629	160	545
Total operating expenses, as adjusted	$128,944	$131,720	$135,683

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Operating Income (Loss)	9/30/2026	9/30/2025	6/30/2026
Operating income (loss), GAAP	$34,349	$47,060	$27,324
Consolidated investment products (earnings) losses (1)	3,658	2,834	3,425
Distributions to minority interests (3)	96	815	290
Amortization of intangible assets (5)	20,057	12,945	20,056
Restructuring expense (6)	2,193	693	825
Deferred compensation and related investments (7)	(244)	328	622
Acquisition and integration expenses (8)	(6,666)	454	(4,102)
Other (9)	(1,629)	(160)	(545)
Operating income (loss), as adjusted	$51,814	$64,969	$47,895

Operating margin, GAAP	17.4%	21.7%	13.6%
Operating margin, as adjusted	28.7%	33.0%	26.1%

Income (Loss) Before Taxes
Income (loss) before taxes, GAAP	$29,562	$44,449	$53,013
Consolidated investment products (earnings) losses (1)	2,029	4	(2,371)
Distributions to minority interests (3)	1,327	815	1,964
Goodwill and intangible assets (5)	20,057	12,945	20,056
Restructuring expense (6)	2,193	693	825
Deferred compensation and related investments (7)	562	156	(881)
Acquisition and integration expenses (8)	(6,666)	454	(4,102)
Other (9)	(1,629)	348	(545)
Seed capital and CLO investments (gains) losses (10)	2,156	4,999	(20,832)
Income (loss) before taxes, as adjusted	$49,591	$64,863	$47,127

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$10,141	$13,108	$8,406
Tax impact of:
Goodwill and intangible assets (5)	(507)	(1,175)	(516)
Restructuring expense (6)	553	180	206
Deferred compensation and related investments (7)	142	41	(220)
Acquisition and integration expenses (8)	(1,681)	118	(1,025)
Other (9)	(2,372)	(11)	(700)
Seed capital and CLO investments (gains) losses (10)	664	66	96
Income tax expense (benefit), as adjusted	$6,940	$12,327	$6,247

Effective tax rate, GAAPA	34.3%	29.5%	15.9%
Effective tax rate, as adjustedB	14.0%	19.0%	13.3%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	9/30/2026	9/30/2025	6/30/2026
Net income (loss) attributable to Virtus Investment Partners, Inc.	$22,115	$31,926	$45,306
Goodwill and intangible assets, net of tax (5)	19,158	14,096	19,165
Restructuring expense, net of tax (6)	1,640	513	619
Deferred compensation and related investments (7)	420	115	(661)
Acquisition and integration expenses, net of tax (8)	(4,985)	336	(3,077)
Other, net of tax (9)	(174)	(1,436)	(2,838)
Seed capital and CLO investments (gains) losses, net of tax (10)	1,492	4,933	(20,928)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$39,666	$50,483	$37,586
Weighted average shares outstanding - diluted	6,774	6,867	6,778

Earnings (loss) per share - diluted, GAAP	$3.26	$4.65	$6.68
Earnings (loss) per share - diluted, as adjusted	$5.86	$7.35	$5.54

Administration and Shareholder Services Fees
Administration and shareholder service fees, GAAP	$17,320	$18,869	$17,340
Consolidated investment products fees (1)	41	22	47
Administration and shareholder service fees, as adjusted	$17,361	$18,891	$17,387

Employment Expenses
Employment expenses, GAAP	$92,499	$98,807	$102,472
Distributions to minority interests (3)	(96)	(815)	(290)
Deferred compensation and related investments (7)	244	(328)	(622)
Acquisition and integration expenses (8)	—	(454)	—
Other (9)	2,817	1,474	545
Employment expenses, as adjusted	$95,464	$98,684	$102,105

Other Operating Expenses
Other operating expenses, GAAP	$32,988	$32,428	$32,204
Acquisition and integration expenses (8)	(13)	—	(305)
Other (9)	(1,188)	(1,314)	—
Other operating expenses, as adjusted	$31,787	$31,114	$31,899

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(12,863)	$(12,120)	$18,191
Consolidated investment products (1)	9,248	7,874	3,404
Distributions to minority interests (3)	1,231	—	1,674
Deferred compensation and related investments (7)	823	(148)	(1,482)
Seed capital and CLO investments (gains) losses (10)	2,156	4,999	(20,832)
Total other income (expense), net as adjusted	$595	$605	$955

Interest and Dividend Income
Interest and dividend income, GAAP	$1,818	$2,200	$1,372
Consolidated investment products (1)	2,398	1,904	4,072
Deferred compensation and related investments (7)	(17)	(24)	(21)
Interest and dividend income, as adjusted	$4,199	$4,080	$5,423
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 13.

	Three Months Ended
Total Noncontrolling Interests	9/30/2026	9/30/2025	6/30/2026
Total noncontrolling interests, GAAP	$2,694	$585	$699
Consolidated investment products (1)	(2,029)	(4)	2,371
Distributions to minority interests (3)	(1,327)	(815)	(1,964)
Amortization of intangible assets (5)	(1,406)	(24)	(1,407)
Other (9)	(917)	(1,795)	(2,993)
Total noncontrolling interests, as adjusted	$(2,985)	$(2,053)	$(3,294)
Notes to Reconciliations:
1.Consolidated investment products - Revenues and expenses generated by operating activities of open-end funds and collateralized loan obligations (CLOs) that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party retail client intermediaries who maintain the client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distributions to minority interests - Earnings allocated and distributed to limited partners of a majority owned manager are recorded as employment expenses and other expense in the financial statements. Management believes reclassifying these earnings distributions to noncontrolling interests to reflect these payments as non-operating earnings distributions aids in comparing the company's operating results with other asset managers that do not have majority-owned managers.
4.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
5.Goodwill and intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related goodwill and intangible assets, including any portion that is allocated to noncontrolling interests, and the economic tax benefit realized on amortization of such assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions as well as comparing prior periods.

Components of Goodwill and Intangible Assets for the respective periods are shown below:
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 14.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 15.

	Three Months Ended
Goodwill and Intangible Assets	9/30/2026	9/30/2025	6/30/2026
Amortization expenses	$20,057	$12,945	$20,056
Tax impact of adjustments	(5,058)	(3,367)	(5,010)
Non-controlling interest impact of adjustments	(1,406)	(24)	(1,407)
Economic tax benefit realized on amortization	5,565	4,542	5,526
Total Goodwill and Intangible Assets	$19,158	$14,096	$19,165

6.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
7.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
8.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, closing costs, professional fees, and financing fees as well as any change in the fair value of contingent consideration. Integration expenses include costs incurred that are attributable to combining businesses, including compensation, restructuring expense, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the Company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	9/30/2026	9/30/2025	6/30/2026
Employment expenses	$—	$454	$—
Other operating expenses	13	—	305
Change in fair value of contingent consideration	(6,679)	—	(4,407)
Tax impact of adjustments	1,681	(118)	1,025
Total Acquisition and Integration Expenses	$(4,985)	$336	$(3,077)

9.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted to exclude fair value measurements of investment manager minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs, amortization of lease termination fees and transition related expense (benefit). Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs in connection with a debt modification. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the Company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 16.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

	Three Months Ended
Other	9/30/2026	9/30/2025	6/30/2026
Employment expense fair value adjustments	$(2,817)	$(1,474)	$(545)
Non-capitalized debt issuance costs	1,188	1,314	—
(Gain) / loss of modification of debt	—	508	—
Tax impact of adjustments	411	42	136
Other discrete tax adjustments	1,961	(31)	564
Manager minority interest fair value adjustments	(917)	(1,795)	(2,993)
Total Other	$(174)	$(1,436)	$(2,838)

Seed Capital and CLO Related
10.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by seed capital and CLO investments can vary significantly from period to period and do not reflect the Company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2025 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) reduction in our assets under management; (ii) financial or business risks from strategic transactions; (iii) withdrawal, renegotiation or termination of investment management agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) lack of sufficient capital on satisfactory terms; (vii) inability to attract and retain key personnel; (viii) challenges from competition; (ix) adverse developments related to unaffiliated subadvisers; (x) negative changes in key distribution relationships; (xi) interruptions, breaches, or failures of technology systems; (xii) loss on our investments; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or unanticipated tax obligations; (xvii) impediments from certain corporate governance provisions; (xviii) losses or costs not covered by insurance; (xix) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2025 Annual Report on Form 10-K, and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.